EXHIBIT 99.2

Northwest	t (240) 497-9024	www.nwbio.com
Biotherapeutics, Inc.	f (240) 627-4121	NASDAQ: NWBO

4800 Montgomery Lane
Suite 800
Bethesda, MD 20814

For Immediate Release

Media Contacts:

Les Goldman 202-841-7909	Beverly Jedynak 312-943-1123
lgoldman@nwbio.com	bjedynak@janispr.com

NORTHWEST BIOTHERAPEUTICS ANNOUNCES

PRICING OF PUBLIC OFFERING OF COMMON STOCK AND WARRANTS

BETHESDA, Md., November 20, 2013 - Northwest Biotherapeutics (NASDAQ: NWBO) (NW Bio), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, announced today the pricing of an underwritten public offering of 4,895,834 units at a public offering price of $4.80 per unit, resulting in gross proceeds of $23,500,000. Each unit consists of one share of common stock, and a warrant to purchase 0.5 shares of common stock at an exercise price of $6.00 per share. The warrants are immediately exercisable and expire on the fifth anniversary of the date of issuance. The shares of common stock and warrants are immediately separable and will be issued separately.

The offering is expected to close on November 25, 2013, subject to the satisfaction of customary closing conditions. Northwest has granted the underwriters a 30-day option to purchase up to 734,374 additional shares of common stock and/or additional warrants to purchase up to 367,187 shares of common stock to cover over-allotments, if any.

Oppenheimer & Co. Inc. is acting as the sole book-running manager for the proposed offering.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-185898), which was declared effective by the United States Securities and Exchange Commission ("SEC") on February 5, 2013.  A preliminary prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com, or by accessing the SEC’s website at www.sec.gov.

Before investing in the offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about the company and the offering. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, including risks related to the Company’s ability to comply with the closing conditions or other conditions that might prevent the closing of the offering, the Company’s ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the timely performance of third parties, and whether the Company’s products will demonstrate safety and efficacy. Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.